UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

United Mortgage Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-32409	75-6493585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Grapevine, Texas 76051

(Address of principal executive offices) (Zip Code)

(214) 237-9305

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2015, United Mortgage Trust (the “Registrant”) held its 2015 Annual Meeting of Shareholders. At the meeting, the Registrant’s shareholders voted on the following three proposals: (i) the election of five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2016 or until such trustees’ successors are duly elected and qualified; (ii) the approval, on a non-binding advisory basis, of executive compensation, and (iii) the ratification of the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The three proposals are described in detail in the Registrant’s definitive proxy statement, dated April 29, 2015, as filed on Schedule 14A on April 29, 2015.

All three of the proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2016 or until such trustees’ successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Charles M. Gillis	2,724,495	304,387	298,814
Michele A. Cadwell	2,724,495	304,387	298,814
Phillip K. Marshall	2,724,495	304,387	298,814
Roger C. Wadsworth	2,722,607	306,275	298,814
Leslie J. Wylie	2,724,495	304,387	298,814

Proposal 2. Approval on a non-binding basis of executive compensation:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
2,464,172	275,682	298,028	298,814

Proposal 3. To ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Shares For	Shares Against	Shares Abstained
3,006,126	152,645	168,925

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Mortgage Trust

Dated: June 29, 2015	By:	/s/ Stuart Ducote
Stuart Ducote
President